As filed with the Securities and Exchange Commission on March 14, 2000.

                                                          Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      FAIR, ISAAC AND COMPANY, INCORPORATED
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  94-1499887
---------------------------------------           ---------------------------
    (State of other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                   Identification No.)

         200 Smith Ranch Road
        SAN RAFAEL, CALIFORNIA                              94903
---------------------------------------           ---------------------------
(Address of Principal Executive Offices)                  (Zip Code)

                      FAIR, ISAAC AND COMPANY, INCORPORATED
              Certain Stock Options Granted to Thomas G. Grudnowski
                CERTAIN STOCK OPTIONS GRANTED TO HENK J. EVENHUIS
                -------------------------------------------------
                            (Full title of the plan)

      PETER L. McCORKELL, ESQ.                            Copy to:
 Executive Vice President, Secretary
         and General Counsel                        BLAIR W. WHITE, ESQ.
      FAIR, ISAAC AND COMPANY,                  Pillsbury Madison & Sutro LLP
            INCORPORATED                            Post Office Box 7880
        200 Smith Ranch Road                    San Francisco, CA 94120-7880
        San Rafael, CA 94903                           (415) 983-1000
           (415) 472-2211                         ---------------------------
---------------------------------------
    (Name, address and telephone
    number, including area code,
     of agent for service)

                                              CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
          Title of                   Amount           Proposed Maximum          Proposed Maximum                 Amount of
        Securities To                 To Be            Offering Price              Aggregate                    Registration
        Be Registered              Registered         Per Share(3 & 4)       Offering Price(3 & 4)                  Fee
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      >
     Common Stock(1)             420,000 shares         $32.50(3)                $13,650,000.00(3)                 $3,794.70
     Common Stock(2)              50,000 shares         $32.6875(4)                1,634,375.00(4)                 $  454.45
-----------------------------------------------------------------------------------------------------------------------------------

(1) Issued pursuant to a nonstatutory stock option agreement between the Registrant and Thomas G. Grudnowski.

(2) Issued pursuant to a nonstatutory stock option agreement between the Registrant and Henk J. Evenhuis.

(3) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the New York Stock Exchange on August 23, 1999.

(4) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the New York Stock Exchange on October 19, 1999.
                               -----------------
The Registration Statement shall become effective upon filing in accordance with
                   Rule 462 under the Securities Act of 1933.

================================================================================

                                     PART I

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended.

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

     (2) The information with regard to the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A (Commission File
No. 0-16439) filed with the Commission pursuant to Section 12 of the Securities and Exchange Act of 1934, including any subsequent amendment or report filed for the purpose of updating such information.

     (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999 filed pursuant to Section 13 of the Exchange Act.

     (4) The Company's Amended Quarterly Report on Form 10Q/A for the fiscal quarter ended December 31, 1999 filed pursuant to Section 13 of the Exchange Act.

     (5) The Company's Current Report on Form 8-K filed with the Commission on November 1, 1999.

     (6) All other reports filed by the Registrant since September 30, 1999 with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

     In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The securities to be issued are stock options granted in accordance with a nonstatutory stock option agreement between the Registrant and Thomas G. Grudnowski and in accordance with a nonstatutory stock option agreement between the Registrant and Henk J. Evenhuis. Upon vesting and in accordance with the provisions of such nonstatutory stock option agreement, each option entitles Mr. Grudnowski or Mr. Evenhuis to purchase one share of the Registrant's Common Stock. The Registrant's Common Stock is registered under section 12 of the Exchange Act and is traded on the New York Stock Exchange. Accordingly, no description of the Common Stock is provided hereunder.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Article 6 of the Registrant's restated Certificate of Incorporation provides as follows:

     "(a) A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit.

     (b) Each director or officer of the corporation who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation any action, suit or proceeding brought by or in the right of the corporation to procure a judgment in its favor) (hereinafter a "proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is a legal representative, is or was a director or officer of the corporation or of a subsidiary of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity or enterprise, or was a director or officer for a foreign or domestic corporation which was a predecessor corporation of the corporation or of another entity or enterprise at the request of the predecessor corporation, or by reason of anything done or not done in such capacity, shall be indemnified and held harmless by the corporation, and the corporation shall advance all expenses incurred by any such person in connection with any such proceeding prior to its final determination, to the fullest extent authorized by the Delaware General Corporation Law. In any proceeding against the corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the corporation shall have the burden of proof to overcome that presumption. The rights to indemnification and advancement of expenses conferred by this Article shall be presumed to have been relied upon by directors and officers of the corporation in serving or continuing to serve the corporation and shall been enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The corporation may, upon written demand presented by a director or officer of the corporation or of a subsidiary of the corporation, or by a person serving at the request of the corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specific rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the Delaware General Corporation Law. The corporation may create trust funds, grant security interests, obtain letters of credit, or use other means to ensure payment of such amounts as may be necessary to perform the obligations provided for in this Article 6 or in any such contract."

     The effect of these provisions is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of the Registrant or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number            Exhibit
-------           -------
 5.1              Opinion of Peter L. McCorkell, Esq., Executive Vice
                  President, Secretary, and General Counsel of the
                  Registrant as to the legality of the securities being registered.

23.1              Consent of Peter L. McCorkell, Esq. (included in Exhibit 5.1).

23.2              Consent of KPMG LLP.

24.1             Power of Attorney (see page 5).


ITEM 9.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on March 14, 2000.

                                        FAIR, ISAAC AND COMPANY, INCORPORATED



                                        By       /S/PETER MCCORKELL
                                          -------------------------------------
                                                   Peter L. McCorkell
                                            Executive Vice President, Secretary
                                                  and General Counsel


                                POWER OF ATTORNEY
                               ------------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints PETER L. McCORKELL his true and lawful attorney-in-fact, with full power of substitution, for him, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


               SIGNATURE                                          TITLE                           DATE
               ---------                                          -----                           ----

        /s/THOMAS G. GRUDNOWSKI               President, Chief Financial Officer (Principal   March 14, 2000
--------------------------------------
         Thomas G. Grudnowski                 Executive Officer) and Director


          /s/HENK J. EVENHUIS                 Chief Financial Officer (Principal Financial    March 14, 2000
--------------------------------------        Officer and Principal Accounting Officer)
         Henk J. Evenhuis


          /s/A. GEORGE BATTLE                                   Director                      March 14, 2000
--------------------------------------
         A. George Battle


        /s/TONY J. CHRISTIANSON                                 Director                      March 14, 2000
--------------------------------------
         Tony J. Christianson


          /s/H. ROBERT HELLER                                   Director                      March 14, 2000
--------------------------------------
         H. Robert Heller


           /s/GUY R. HENSHAW                                    Director                      March 14, 2000
--------------------------------------
         Guy R. Henshaw

                                                           -5-



        /s/DAVID S.P. HOPKINS                                   Director                      March 14, 2000
--------------------------------------
         David S.P. Hopkins


          /s/ROBERT M. OLIVER                                   Director                      March 14, 2000
--------------------------------------
         Robert M. Oliver


        /s/ROBERT D. SANDERSON                                  Director                      March 14, 2000
--------------------------------------
         Robert D. Sanderson


         /s/MARGARET L. TAYLOR                                  Director                      March 14, 2000
--------------------------------------
         Margaret L. Taylor


          /s/JOHN D. WOLDRICH                                   Director                      March 14, 2000
--------------------------------------
         John D. Woldrich

                                INDEX TO EXHIBITS
                               ------------------



Exhibit
Number         Exhibit
-------        -------
5.1            Opinion of Peter L. McCorkell, Esq., Executive Vice President,
               Secretary, and General Counsel of the Registrant as to the legality of the securities being registered.
23.1           Consent of Peter L. McCorkell, Esq. (included in Exhibit 5.1).
23.2           Consent of KPMG LLP.
24.1           Power of Attorney (see page 5).

                                      -7-